THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is dated the 1st day of July, 1999 by and between RELIABLE CORPORATION ("Reliable") and RELIABLE-WEST TECH, INC. (a/k/a WEST TECH, INC.).

         WHEREAS, the parties hereto have previously entered into that certain Asset Purchase Agreement (the "Agreement") dated as of May 5, 1999, and

         WHEREAS, the parties wish to amend the Agreement as hereafter set forth:

         NOW, THEREFORE, the parties agree as follows:

         1. Section 1.2(k) is hereby deleted, in order to exclude Seller's Accounts Receivable from the Purchased Assets. Accordingly, a new clause (c) is hereby added to Section 1.3 (to include Seller's Accounts Receivable in the definition of "Excluded Assets") providing as follows:

                  "(c) Seller's Accounts Receivable".

         2. The first sentence of Section 3.1 is modified to provide as follows:

                  "The purchase price of the Purchase Assets shall be equal to the sum of Two Million One Hundred Thousand Dollars ($2,100,000) plus the "Inventory Amount" subject to the adjustment as described herein.

                  The last sentence of the first paragraph of Section 3.1 is hereby deleted.

         3. The first sentence of Section 3.2(c) is modified to provide as follows:

                  "Purchaser  shall pay to Seller an amount  equal to the sum of
(i) One  Million  Dollars  less the amount  described  in the last  sentence  of
Article II above, plus (ii) the Inventory Amount."

         4. Section 9.5 is hereby deleted in its entirety.

         5. Modifying Section 3.2(d), the Letter of Credit shall be delivered to Seller on or before August 31, 1999.

         6. Except as modified herein, the Agreement shall remain in full force and effect.



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         IN WITNESS  WHEREOF,  the parties have executed this First Amendment as of the date first above written.

                                                        RELIABLE CORPORATION



                                                          By:
                                                           Rajendra A. Shukla


                                                       RELIABLE-WEST TECH, INC.



                                                       By:
                                                               Mandel Sherman